UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Sterling Real Estate Trust
(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Amended and Restated Repurchase Plans

The Company amended its Repurchase Plan to increase the redemption price for shares from $14.00 per share to $14.50 per share effective February 1, 2015.  The Company, acting as General Partner of Sterling Properties, LLLP also amended the Partnership’s Repurchase Plan to increase the redemption price for units from $14.00 per unit to $14.50 per unit effective February 1, 2015.

The description herein of the Amended and Restated Repurchase Plans is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Repurchase Plans filed as Exhibits 99.1 and 99.2 hereto.

Item 7.01 Regulation FD Disclosure

Share and Unit Price Increase

The Board of Trustees approved an increase in the price from $15.00 per share to $15.50 per share effective February 1, 2015.

Sterling’s Board of Trustees, acting as general partner of Sterling Properties, LLLP, also approved an increase in the unit price from $15.00 per unit to $15.50 per unit effective February 1, 2015.

In determining the fair value of the shares and limited partnership units, the board relied upon their experience with, and knowledge about, our real estate portfolio and debt obligations.  The board also relied on valuation methodologies that are commonly used in the real estate industry.  The methodology used by our board to determine this value was based on the value of our real estate investments, cash and other assets and debt and other liabilities as of a date certain.

As with any valuation methodology, the methodologies utilized by the Board in reaching an estimate of the value of the shares and limited partnership units are based upon a number of estimates, assumptions, judgments or opinions that may, or may not, prove to be correct.  The use of different estimates, assumptions, judgments, or opinions would likely have resulted in significantly different estimates of the value of the shares and limited partnership units.  In addition, the Board’s estimate of share and limited partnership unit value is not based on the fair values of our real estate, as determined by GAAP, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the shares and limited partnership units, the Board did not include a liquidity discount in order to reflect the fact that the shares and limited partnership units are not currently traded on a national securities exchange; a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party;  or the costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy might be a listing of the limited partnership units or Sterling common shares on a national securities exchange or a merger or sale of our portfolio.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
99.1	Amended and Restated Share Repurchase Plan
99.2	Amended and Restated Unit Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: January 30, 2015
By: /s/ Bradley J. Swenson
Name: Bradley J. Swenson
Title: President